                                                                    EXHIBIT 2.01


                      AGREEMENT AND PLAN OF REORGANIZATION

                                     AMONG

                                VERISIGN, INC.,

                             VERISIGN MERGER CORP.

                                 SECUREIT, INC.

                                      AND

                         SHAREHOLDERS OF SECUREIT, INC.



                                  JULY 6, 1998

                               TABLE OF CONTENTS

                                                                Page
                                                                ----

 1.   PLAN OF REORGANIZATION.................................      1
      1.1   The Merger.......................................      1
      1.2   Escrow Agreement.................................      3
      1.3   Exchange of Certificates.........................      4
      1.4   Effects of the Merger............................      5
      1.5   Further Assurances...............................      5
      1.6   Securities Law Issues............................      5
      1.7   S-3 Registration Rights..........................      6
      1.8   Listing of Additional Shares.....................      6
      1.9   Form S-8 Registration............................      6
     1.10   Tax-Free Reorganization..........................      6
     1.11   Pooling of Interests.............................      7

 2.   REPRESENTATIONS AND WARRANTIES OF SECUREIT AND
            THE SECUREIT SHAREHOLDERS........................      7
      2.1   Organization and Good Standing...................      7
      2.2   Power, Authorization and Validity................      7
      2.3   Capitalization...................................      8
      2.4   Subsidiaries.....................................      9
      2.5   No Violation of Existing Agreements..............      9
      2.6   Litigation.......................................      9
      2.7   SecureIT Financial Statements....................     10
      2.8   Taxes............................................     10
      2.9   Title to Properties..............................     11
     2.10   Absence of Certain Changes.......................     12
     2.11   Agreements and Commitments.......................     13
     2.12   Intellectual Property............................     15
     2.13   Compliance with Laws.............................     16
     2.14   Certain Transactions and Agreements..............     17
     2.15   Employees........................................     17
     2.16   Corporate Documents..............................     19
     2.17   No Brokers.......................................     19
     2.18   Disclosure.......................................     20
     2.19   Books and Records................................     20
     2.20   Insurance........................................     20
     2.21   Environmental Matters............................     20
     2.22   Government Contracts.............................     21
     2.23   Investor Representations.........................     22

 3.   REPRESENTATIONS AND WARRANTIES OF VERISIGN...................   25
      3.1   Organization and Good Standing.........................   25
      3.2   Power, Authorization and Validity......................   25
      3.3   No Violation of Certificate of Incorporation or Laws...   25
      3.4   Capitalization.........................................   26
      3.5   Disclosure.............................................   26
      3.6   No Undisclosed Liabilities.............................   26
      3.7   Absence of Certain Changes or Events...................   26
      3.8   Validity of Shares.....................................   26

 4.   DOCUMENTS DELIVERED TO SECUREIT..............................   27
      4.1   Accuracy of Representations and Warranties.............   27
      4.2   VeriSign Affiliates Agreements.........................   27
      4.3   Opinion of VeriSign's Counsel..........................   27
      4.4   Registration Rights Agreement..........................   27
      4.5   Requisite Approvals....................................   27
      4.6   Tax Opinion............................................   27
      4.7   Pooling Letter.........................................   27
      4.8   Escrow.................................................   27
      4.9   Employment and Non-Competition Agreements..............   28
     4.10   Certificate of Merger..................................   28
     4.11   Tax Representation Certificates........................   28

 5.   DOCUMENTS DELIVERED TO VERISIGN..............................   28
      5.1   Accuracy of Representations and Warranties.............   28
      5.2   No Material Adverse Change.............................   28
      5.3   SecureIT Affiliates Agreements.........................   28
      5.4   Opinion of SecureIT's Counsel..........................   28
      5.5   Registration Rights Agreement..........................   28
      5.6   Requisite Approvals....................................   28
      5.7   Tax Opinion............................................   28
      5.8   Pooling Letter.........................................   29
      5.9   Escrow.................................................   29
     5.10   Employment and Non-Competition Agreements..............   29
     5.11   Certificate of Merger..................................   29
     5.12   Tax Representation Certificates........................   29
     5.13   Resignation of Directors and Officers..................   29
     5.14   Financial Statements...................................   29
     5.15   Non-Competition Agreement..............................   29


 6.   SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND
            REMEDIES, CONTINUING COVENANTS.....................   29
      6.1   Survival of Representations........................   29
      6.2   Indemnification by SecureIT Shareholders...........   29

 7.   MISCELLANEOUS............................................   32
      7.1   Governing Law; Dispute Resolution..................   32
      7.2   Assignment; Binding upon Successors and Assigns....   34
      7.3   Severability.......................................   34
      7.4   Counterparts.......................................   34
      7.5   Other Remedies.....................................   34
      7.6   Amendment and Waivers..............................   34
      7.7   No Waiver..........................................   34
      7.8   Expenses...........................................   34
      7.9   Notices............................................   35
     7.10   Construction of Agreement..........................   35
     7.11   No Joint Venture...................................   36
     7.12   Further Assurances.................................   36
     7.13   Absence of Third Party Beneficiary Rights..........   36
     7.14   Public Announcement................................   36
     7.15   Confidentiality....................................   36
     7.16   Entire Agreement...................................   37
     7.17   Post-Closing Covenant..............................   37

                                    Exhibits
                                    --------

  Exhibit A     Certificate of Merger
  Exhibit B     Escrow Agreement
  Exhibit C     Registration Rights Agreement
  Exhibit D     SecureIT Affiliate Agreement
  Exhibit E     VeriSign Affiliate Agreement
  Exhibit F     Employment and Non-Competition Agreements
  Exhibit G     Non-Competition Agreement
  Exhibit 1.10  Officers' Tax Representation Certificate

                      AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is entered
                                                      ---------
into as of July 6, 1998 ("Effective Date"), by and among VeriSign, Inc., a
                          --------------
Delaware corporation ("VeriSign"), VeriSign Merger Corp., a Georgia corporation
                       --------
and wholly owned subsidiary of VeriSign ("Newco"), SecureIT, Inc., a Georgia
                                          -----
corporation ("SecureIT"), and the undersigned shareholders of SecureIT (the
              --------
"SecureIT Shareholders").
----------------------

                                    RECITALS

     A.  Newco will merge with and into SecureIT in a reverse triangular merger (the "Merger"), with SecureIT to be the surviving corporation of the
             ------
Merger, all pursuant to the terms and conditions of this Agreement and the Certificate of Merger in the form of Exhibit A hereto (the "Certificate of
                                     ---------              --------------
Merger") and the applicable provisions of the laws of Georgia.  Upon the
------
effectiveness of the Merger, the outstanding capital stock of SecureIT will be converted into shares of Common Stock of VeriSign and outstanding stock options to purchase shares of capital stock of SecureIT will be assumed by VeriSign and converted into options to purchase shares of Common Stock of VeriSign, in the manner and on the basis determined herein and as provided in the Certificate of Merger.

     B. The Merger is intended to be treated as a "pooling of interests" for accounting and financial reporting purposes and a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by virtue of the provisions of Section
                          ----
368(a)(2)(E) of the Code.

     NOW, THEREFORE, in consideration of the above-recited facts and the mutual promises, covenants and conditions contained herein, the parties hereto agree as follows:

     1.   PLAN OF REORGANIZATION

          1.1   The Merger.  The Certificate of Merger has been filed with the
                ----------
Secretary of State of the State of Georgia on the Effective Date. The effective time of the Merger (the "Effective Time") will occur as specified in the
                          --------------
Certificate of Merger or upon the filing of the Certificate of Merger. Subject to the terms and conditions of this Agreement and the Certificate of Merger, Newco will be merged with and into SecureIT in a statutory merger pursuant to the Certificate of Merger and in accordance with the applicable provisions of Georgia laws as follows:

                1.1.1  Conversion of SecureIT Shares.  Each share of common
                       -----------------------------
stock, no par value of SecureIT (the "SecureIT Common Stock"), that is issued
                                      ---------------------
and outstanding immediately prior to the Effective Time will, by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted into a number of fully paid and nonassessable shares of Common Stock, $0.001 par value of VeriSign ("VeriSign Common Stock") that is equal to the Conversion
                    ---------------------
Ratio (as defined in Section 1.1.2 below), subject to the provisions of Section
1.1.3 regarding the elimination of fractional shares.

          1.1.2  Conversion Ratio.  The "Conversion Ratio" for the conversion of
                 ----------------        ----------------
SecureIT Common Stock means 0.164806 of a share of VeriSign Common Stock for each share of SecureIT Common Stock, provided, however, that in no event shall the number of shares of VeriSign Common Stock issued or issuable by VeriSign under this Agreement exceed 1,875,000.

          1.1.3  Fractional Shares.  No fractional shares of VeriSign Common
                 -----------------
Stock will be issued in connection with the Merger, but in lieu thereof, the holder of any shares of SecureIT Common Stock who would otherwise be entitled to receive a fraction of a share of VeriSign Common Stock pursuant to Section 1.1.1, after aggregating all shares of VeriSign Common Stock to be received by such holder pursuant to Section 1.1.1, will receive from VeriSign, promptly after the Effective Time, an amount of cash equal to the per share market value of VeriSign Common Stock (based on the closing sale price of VeriSign Common Stock on the last trading day prior to the Effective Date, as quoted on the Nasdaq National Market and as reported in the Wall Street Journal (the "Closing
                                                                        -------
Price") multiplied by the fraction of a share of VeriSign Common Stock to which
-----
such holder would otherwise be entitled.

          1.1.4  Conversion of Newco Shares.  Each share of Newco Common Stock,
                 --------------------------
no par value ("Newco Common Stock"), that is issued and outstanding immediately
               ------------------
prior to the Effective Time will, by virtue of the Merger and without further action on the part of the sole stockholder of Newco, be converted into and become one (1) share of SecureIT Common Stock that is issued and outstanding immediately after the Effective Time, and the share of SecureIT Common Stock into which the shares of Newco Common Stock are so converted shall be the only share of capital stock of SecureIT that is issued and outstanding immediately after the Effective Time.

          1.1.5  Assumption and Conversion of SecureIT Options.  Each option
                 ---------------------------------------------
issued by SecureIT heretofore to acquire SecureIT Common Stock ("SecureIT Option") that is outstanding immediately prior to the Effective Time will, by virtue of the Merger and at the Effective Time and without any further action on the part of any holder thereof, be assumed by VeriSign and converted into an option (a "VeriSign Option") to purchase that number of shares of VeriSign
           ---------------
Common Stock determined by multiplying the number of shares of SecureIT Common Stock subject to such SecureIT Option immediately prior to the Effective Time by the Conversion Ratio, at an exercise price per share of VeriSign Common Stock equal to the exercise price per share of SecureIT Common Stock that was in effect for such SecureIT Option immediately prior to the Effective Time divided by the Conversion Ratio; provided, however, that if the foregoing calculation
                         --------  -------
would result in an assumed and converted SecureIT Option being converted into a VeriSign Option that, after aggregating all the shares of VeriSign Common Stock issuable upon the exercise of such VeriSign Option, would be exercisable for a fraction of a share of VeriSign Common Stock, then the number of shares of VeriSign Common Stock subject to such VeriSign Option will be rounded down to the nearest whole number of shares of VeriSign Common Stock. The terms, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code (if applicable) or as a nonqualified stock option, and all other terms and conditions of each SecureIT Option that is converted into an VeriSign Option in the Merger will (except as otherwise provided in the terms of such SecureIT Options), to the extent permitted by law and otherwise reasonably practicable, be unchanged and continue in effect after the Merger. Pre-Merger employment service with SecureIT will be credited to each holder of a SecureIT Option for purposes of applying any vesting schedule contained in a SecureIT Option to determine the number of shares of VeriSign Common Stock that are exercisable under the VeriSign Option into which such SecureIT Option is converted in the Merger.

     1.2  Escrow Agreement.
          ----------------

          1.2.1  Escrow.  At the Effective Time, VeriSign will withhold 176,619
                 -------
shares of VeriSign Common Stock to be issued to the SecureIT Shareholders in the Merger pursuant to Section 1.1.1 (the "Escrow Shares") and will deliver
                                       -------------
certificates representing such Escrow Shares to Chase Manhattan Bank & Trust Company N.A., San Francisco, California, or a similar institution, as escrow agent (the "Escrow Agent"), together with related stock transfer powers, to be
            ------------
held by the Escrow Agent as security for the SecureIT Shareholders' indemnification obligations under Section 6 and pursuant to the provisions of an escrow agreement in substantially the form of Exhibit B entered into by
                                              ---------
VeriSign, the Escrow Agent, the SecureIT Shareholders and the Representative (as defined in Section 1.2.2 below) (the "Escrow Agreement"). The Escrow Shares
                                      ----------------
will be represented by a certificate or certificates issued in the names of the SecureIT Shareholders in proportion to their respective interests therein and will be held by the Escrow Agent during the time periods specified in the Escrow Agreement.

          1.2.2  Escrow Agreement Representative.  By their approval of the
                 -------------------------------
Merger, the SecureIT Shareholders will be conclusively deemed to have consented to, approved and agreed to be personally bound by: (i) the indemnification provisions of Section 6; (ii) the Escrow Agreement; and (iii) the appointment of Jay S. Chaudhry as the representative of the SecureIT Shareholders (the

"Representative") under the Escrow Agreement and as the attorney-in-fact and
---------------
agent for and on behalf of each SecureIT Shareholder as provided in the Escrow Agreement; and (iv) the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by the Representative under the Escrow Agreement, including, without limitation, the exercise of the power to: (a) authorize delivery to VeriSign of Escrow Shares in satisfaction of indemnity claims by VeriSign or any other Indemnified Person (as defined herein) pursuant to Section 6 hereof and/or the Escrow Agreement;
(b) agree to, negotiate, enter into settlements and compromises of, demand arbitration of, and comply with orders of courts and awards of arbitrators with respect to, such claims; (c) arbitrate, resolve, settle or compromise any claim for indemnity made pursuant to Section 6; and (d) take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing. The Representative will have unlimited authority and power to act on behalf of each SecureIT Shareholder with respect to the Escrow Agreement and the disposition, settlement or other handling of all claims governed by the Escrow Agreement, and all rights or obligations arising under the Escrow Agreement so long as all SecureIT Shareholders are treated in the same manner. The SecureIT Shareholders will be bound by all actions taken by the Representative in connection with the Escrow Agreement, and VeriSign will be entitled to rely on any action or decision of the Representative. In performing the functions specified in this Agreement and the Escrow Agreement, the Representative will not be liable to any SecureIT Shareholder in the absence of gross negligence or willful misconduct. Any out-of-pocket costs and expenses reasonably incurred by the Representative in connection with actions taken pursuant to the terms of the Escrow Agreement will be paid by the SecureIT Shareholders to the Representative pro rata in proportion to their respective percentage interests in the Escrow Shares.

          1.3  Exchange of Certificates.  At and after the Effective Time, each
               ------------------------
certificate representing outstanding shares of SecureIT Common Stock will represent the number of shares of VeriSign Common Stock into which such shares of SecureIT Common Stock have been converted, and such shares of VeriSign Common Stock will be deemed registered in the name of the holder of such certificate. As soon as practicable after the Effective Time, each holder of shares of SecureIT Common Stock will surrender (a) the certificates for such shares (the "SecureIT Certificates") to VeriSign for cancellation or (b) an affidavit of
----------------------
lost certificate (or nonissued) and a bond in form reasonably satisfactory to VeriSign or its transfer agent (a "Bond"). Promptly following the Effective
                                   ----
Time and receipt of the SecureIT Certificates and/or the Bonds, VeriSign will cause its transfer agent to issue to such surrendering holder certificate(s) for the number of shares of VeriSign Common Stock to which such holder is entitled pursuant to Section 1.1.1, subject to Section 1.1.3 hereof, less the shares of VeriSign Common Stock deposited into escrow pursuant to Section 1.2 hereof, and VeriSign or its transfer agent will pay by check to each tendering holder cash in lieu of fractional shares in the amount payable to such holder under Section 1.1.3.

               1.3.1 All shares of VeriSign Common Stock (and, if applicable, cash in lieu of fractional shares) delivered upon the surrender of SecureIT Certificates in accordance with the terms hereof will be delivered to the registered holder or placed in escrow with the Escrow Agent, as applicable. After the Effective Time, there will be no further registration of transfers of the shares of SecureIT Common Stock on the stock transfer books of SecureIT. If, after the Effective Time, SecureIT Certificates are presented for transfer or for any other reason, they will be canceled and exchanged and certificates therefor will be delivered or placed in escrow as provided in Section 1.2 Notwithstanding anything herein to the contrary, except to the extent waived by VeriSign, any SecureIT Certificate that is not properly submitted to VeriSign for exchange and cancellation within three years after the Effective Time shall no longer evidence ownership of or any right to receive shares of VeriSign Common Stock and all rights of the holder of such SecureIT Certificate, with respect to the shares previously evidenced by such SecureIT Certificate, shall cease.

               1.3.2 Until SecureIT Certificates representing SecureIT Common Stock outstanding prior to the Merger are surrendered pursuant to Section 1.3 above, such certificates will be deemed, for all purposes, to evidence ownership of (a) the number of shares of VeriSign Common Stock into which the shares of SecureIT Common Stock will have been converted, subject to the obligation to place a portion thereof in escrow as required hereby, and (b) if applicable, cash in lieu of fractional shares.

          1.4  Effects of the Merger.  At the Effective Time:  (a) the separate
               ---------------------
existence of Newco will cease and Newco will be merged with and into SecureIT and SecureIT will be the surviving corporation of the Merger (the "Surviving
                                                                   ---------
Corporation") pursuant to the terms of this Agreement and the Certificate of
-----------
Merger; (b) the Articles of Incorporation and Bylaws of Newco will continue unchanged as the Articles of Incorporation and Bylaws of the Surviving Corporation; (c) each share of SecureIT Common Stock and each SecureIT Option that is outstanding immediately prior to the Effective Time will be converted into VeriSign Common Stock or a VeriSign Option, respectively, as provided in this Section 1 and the Certificate of Merger; (d) each share of Newco Common Stock outstanding immediately prior to the Effective Time will be converted into one (1) outstanding share of SecureIT Common Stock; (e) the directors of Newco will be the directors of the Surviving Corporation; (f) the officers of Newco will be the officers of the Surviving Corporation, (g) the Merger will, at and after the Effective Time, have all of the effects provided by applicable law.

          1.5  Further Assurances.  SecureIT and each of the SecureIT
               ------------------
Shareholders agree that if, at any time after the Effective Time, VeriSign considers or is advised that any further deeds, assignments, instruments or assurances are reasonably necessary or desirable to consummate the Merger or to carry out the purposes and intent of this Agreement at or after the Effective Time, then VeriSign, the Surviving Corporation, and their respective officers and directors may, and each SecureIT Shareholder will, execute and deliver all such proper deeds, assignments, instruments and assurances and do all other things necessary or desirable to consummate the Merger and to carry out the purposes of this Agreement, in the name of SecureIT or otherwise. VeriSign shall reimburse the SecureIT Shareholders for all reasonable expenses incurred after the Effective Time in complying with the obligations hereunder, provided however that the SecureIT Shareholders shall be responsible for any expenses incurred by them with respect to any audits by the Internal Revenue Service or any state taxing agency or authority for tax years or periods prior to the Effective Time and with respect to the preparation of each such SecureIT Shareholder's tax return with respect to the tax year of SecureIT ended at the Effective Time.

          1.6  Securities Law Issues.  Based in part on the representations of
               ----------------------
the SecureIT Shareholders herein, the VeriSign Common Stock and the VeriSign Options to be issued in the Merger will be issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and/or Regulation D promulgated under the Securities Act and
---------------
applicable state securities laws.

          1.7  S-3 Registration Rights.  Effective upon the Effective Time, each
               -----------------------
SecureIT Shareholder who receives shares of VeriSign Common Stock in the Merger pursuant to Section 1.1.1 will be granted registration rights on Form S-3 under the Securities Act on the terms, and subject to the conditions and limitations, of the Registration Rights Agreement attached hereto as Exhibit C (the
                                                        ---------
"Registration Rights Agreement") upon such SecureIT Shareholder's execution and
 -----------------------------
delivery of such Registration Rights Agreement to VeriSign.

          1.8  Listing of Additional Shares.  On the Effective Date, or as soon
               ----------------------------
thereafter as practicable, VeriSign agrees to file with the Nasdaq National Market a Notification Form for Listing of Additional Shares with respect to the shares of VeriSign Common Stock being issued upon conversion of the SecureIT Common Stock in the Merger and upon exercise of the VeriSign Options to be issued in the Merger upon conversion of outstanding SecureIT Options.

          1.9  Form S-8 Registration.  VeriSign will (with the cooperation and
               ---------------------
assistance of SecureIT and the SecureIT Shareholders) cause the shares of VeriSign Common Stock that are subject to the VeriSign Options that are to be issued upon the conversion of the SecureIT Options under Section 1.1.4 to be registered on a registration statement on Form S-8 (or successor form) promulgated by the Securities and Exchange Commission ("SEC") under the
                                                        ---
Securities Act, as soon as reasonably practicable after the Effective Time, and will use its best efforts to maintain the effectiveness of such Form S-8 registration statement or registration statements for so long as such VeriSign Options remain outstanding and VeriSign Common Stock is registered under the Securities Exchange Act of 1934, as amended (the "1934 Act"). VeriSign will use
                                                  --------
its best efforts to file a Form S-8 registration statement covering the shares of VeriSign Common Stock that are subject to the VeriSign Options referred to above within five (5) business days after the Effective Time.

          1.10  Tax-Free Reorganization.  The parties intend to adopt this
                -----------------------
Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Code, by virtue of the provisions of Section 368(a)(2)(E) of the Code. The shares of VeriSign Common Stock issued in the Merger will be issued solely in exchange for the issued and outstanding shares of SecureIT Common Stock pursuant to this Agreement, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to the consideration paid for the SecureIT Common Stock. Except for cash paid in lieu of fractional shares, no consideration that could constitute "other property" within the meaning of
Section 356 of the Code will be paid by VeriSign for shares of SecureIT Common Stock in the Merger. In addition, VeriSign represents that it presently intends, and that at the Effective Time it will intend, to continue SecureIT's historic business or use a significant portion of SecureIT's business assets in a business. On the Effective Date, the officers of VeriSign and officers of SecureIT have executed and delivered officers' tax representation certificates in the form of Exhibit 1.10, and the representations and other statements set
               ------------
forth therein are incorporated in this Agreement by this reference to the same extent as if VeriSign or SecureIT, respectively, had made such statements herein. Notwithstanding anything to the contrary herein, VeriSign makes no representation or warranty to SecureIT or to any SecureIT Shareholder regarding the tax treatment of the Merger or whether the Merger will qualify as a tax-free plan of reorganization under the Code. Each SecureIT Shareholder agrees to rely on such SecureIT Shareholder's own tax advisers as to the tax attributes of the Merger to such SecureIT Shareholder and understands that neither VeriSign's legal counsel and accountants nor SecureIT has guaranteed nor will guarantee to such SecureIT Shareholder that the Merger will be a tax-free reorganization.

          1.11  Pooling of Interests.  The parties acknowledge that, as a
                --------------------
material inducement to VeriSign to enter into this Agreement and consummate the Merger, the Merger is intended to be treated as a "pooling of interests" for accounting and financial reporting purposes. Accordingly, concurrently with the execution of this Agreement, each SecureIT Shareholder shall execute and deliver to VeriSign a SecureIT Affiliate Agreement in the form of Exhibit D hereto (the
                                                          ---------
"SecureIT Affiliate Agreement"). Such agreement shall provide that, among other
 ----------------------------
things, such affiliates have not made and will not make any disposition (a) of SecureIT Common Stock or of VeriSign Common Stock in the 30-day period prior to the Effective Time or (b) of VeriSign Common Stock after the Effective Time until VeriSign shall have publicly released its first report of quarterly financial statements that include the combined financial results of VeriSign and SecureIT for a period of at least 30 days of combined operations.

     2.   REPRESENTATIONS AND WARRANTIES OF SECUREIT AND THE SECUREIT
          SHAREHOLDERS

          SecureIT and the SecureIT Shareholders hereby jointly and severally represent and warrant to VeriSign as follows:

          2.1  Organization and Good Standing.  SecureIT is a corporation duly
               ------------------------------
organized, validly existing and in good standing under the laws of the State of Georgia, has the corporate power and authority to own, operate and lease its properties, and to carry on its business as now conducted and as proposed to be conducted, and is qualified to transact business as a foreign corporation in each jurisdiction in which its failure to be so qualified would have a Material Adverse Effect. As used in this Agreement, the term "Material Adverse Effect",
                                                      -----------------------
when used with reference to SecureIT, means any event, change, or effect that is (or will with the passage of time be) materially adverse to SecureIT's condition (financial or otherwise), properties, assets, liabilities, business, operations and results of operations.

          2.2  Power, Authorization and Validity.
               ---------------------------------

               2.2.1 SecureIT has the corporate right, power, legal capacity and authority to enter into, execute, deliver, and perform its obligations under this Agreement and all agreements to which SecureIT is or will be a party that are contemplated under this Agreement (the "SecureIT Ancillary Agreements") and
                                            -----------------------------
to consummate the Merger. This Agreement and the SecureIT Ancillary Agreements, and the execution, delivery and performance thereof by SecureIT, have been duly and validly approved by the SecureIT Board of Directors and the shareholders of SecureIT, as required by applicable law and the Articles of Incorporation and Bylaws of SecureIT, both as currently in effect. Each of the SecureIT Shareholders has the right, power, legal capacity and authority to enter into, execute, deliver and perform such SecureIT

Shareholder's obligations under this Agreement and each agreement to which such SecureIT Shareholder is or will be a party that is required to be executed pursuant to this Agreement (a "SecureIT Shareholder Ancillary Agreement").
                               ----------------------------------------

               2.2.2 No filing, authorization, consent, order or approval, governmental or otherwise, is necessary to enable SecureIT, or any SecureIT Shareholder, to enter into, and to perform its or his respective obligations under, this Agreement and each of the SecureIT Ancillary Agreements and each of the SecureIT Shareholder Ancillary Agreements, except for (a) the filing of the Certificate of Merger with the Secretary of State of the State of Georgia, the filing of such other documents as are required to effectuate the Merger under Georgia law and the filing of appropriate documents with the relevant authorities of the states other than Georgia in which SecureIT is qualified to do business, if any, (b) such filings as may be required to comply with federal and state securities laws, and (c) consents required under contracts disclosed in Schedule 2.5 to the letter addressed to VeriSign and dated as of the date of
   ------------
this Agreement delivered by SecureIT to VeriSign concurrently herewith (the "SecureIT Disclosure Letter") as exceptions to the representation made in the
---------------------------
last sentence of Section 2.5 below.

               2.2.3 This Agreement and the SecureIT Ancillary Agreements are valid and binding obligations of SecureIT enforceable against SecureIT in accordance with their respective terms, except as such enforceability may be limited by (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. This Agreement and each of the SecureIT Shareholder Ancillary Agreements are, or when executed by a SecureIT Shareholder will be, a valid and binding obligation of such SecureIT Shareholder, enforceable against such SecureIT Shareholder in accordance with their respective terms, subject only to the limitation on enforceability by (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

          2.3  Capitalization.
               --------------

          (a) Authorized/Outstanding Capital Stock.  The authorized capital
              ------------------------------------
stock of SecureIT consists of 12,000,000 shares of SecureIT Common Stock, no par value. 10,110,000 shares of SecureIT Common Stock are issued and outstanding as of the Effective Date, all of which are held of record and owned as set forth on
Schedule 2.3(a) to the SecureIT Disclosure Letter.  No shares of preferred stock
---------------
are authorized, issued or outstanding. All issued and outstanding shares of SecureIT Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and, except as set forth in Schedule 2.3(a), are not
                                                    ---------------
subject to any claim, lien, preemptive right, right of first refusal, right of first offer, co-sale right or right of rescission and have been offered, issued, sold and delivered by SecureIT in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws. SecureIT has no shareholders other than the SecureIT Shareholders. During the two year period immediately prior to the date of this

Agreement, SecureIT has not redeemed, repurchased or otherwise reacquired any shares of its capital stock from any shareholder of SecureIT, except as set forth in Schedule 2.3(a).
         ---------------

               (b) Options/Rights.  Except for SecureIT Options to purchase an
                   --------------
aggregate of 1,267,000 shares of SecureIT Common Stock that are outstanding under the SecureIT 1997 Stock Option Plan as of the Effective Date, there are no stock appreciation rights, options, warrants, convertible securities, or other securities, calls, commitments, conversion privileges, preemptive or other rights or agreements outstanding to purchase or otherwise acquire any of SecureIT's authorized but unissued capital stock; there are no options, warrants, convertible securities, or other securities, calls, commitments, conversion privileges, preemptive or other rights or agreements, to the best of SecureIT's knowledge, involving the purchase or other acquisition of any outstanding shares of SecureIT capital stock; there is no liability for dividends accrued but unpaid; and there are no voting agreements, voting trusts, registration rights, or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of SecureIT's outstanding securities. A list of all holders of the SecureIT Options, the number of SecureIT Options held by each such person, and the exercise price and vesting schedule of each SecureIT Option held by each such person, is set forth in Schedule 2.3(b) to the SecureIT Disclosure Letter.
                        ---------------
Except as set forth in Schedule 2.3(b), during the two year period immediately
                       ---------------
prior to the Effective Date, SecureIT has not authorized, or taken any action to authorize, the acceleration of the time during which any holder of any option, warrant or other right to purchase or acquire any share of capital stock of SecureIT may exercise such option, warrant or right.

          2.4  Subsidiaries.  SecureIT does not have any subsidiaries or any
               ------------
equity interest, direct or indirect, in any corporation, partnership, limited liability company, joint venture or other business entity.

          2.5  No Violation of Existing Agreements.  Neither the execution and
               -----------------------------------
delivery of this Agreement nor any SecureIT Ancillary Agreement, nor the consummation of the transactions provided for herein or therein, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, (a) any provision of the Articles of Incorporation or Bylaws of SecureIT, as currently in effect, (b) any material instrument, agreement, contract, undertaking, understanding or commitment (whether verbal or in writing) to which SecureIT is a party or by which SecureIT or any of its assets are bound, or (c)any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to SecureIT or its assets or properties. The consummation of the Merger and succession by VeriSign to all rights, licenses, franchises, leases and agreements of SecureIT in and of themselves will not require the consent of any third party and will not have a material adverse effect upon any such rights, licenses, franchises, leases or agreements pursuant to the terms of those agreements other than as set forth in Schedule 2.5 to the SecureIT Disclosure
                                      ------------
Letter.

          2.6  Litigation.  Except as set forth in Schedule 2.6 to the SecureIT
               ----------                          ------------
Disclosure Letter, there is no action, claim, suit, arbitration, mediation, proceeding or investigation pending or, to the best of SecureIT's knowledge, threatened against SecureIT before any court, arbitrator or administrative agency that, if determined adversely to SecureIT, may have a Material Adverse Effect or in which the adverse party or parties seek to recover in excess of $25,000 against SecureIT. There is no basis for any person, firm, corporation or entity to assert a claim against SecureIT or VeriSign as successor in interest to SecureIT based upon: (a) ownership or rights to ownership of any shares of SecureIT Common Stock, (b) any rights as a SecureIT securities holder, including, without limitation, any option or other right to acquire any SecureIT securities, any preemptive rights or any rights to notice or to vote, (c) any rights under any agreement between SecureIT and any SecureIT securities holder or former SecureIT securities holder in such holder's capacity as such, or (d) SecureIT entering into this Agreement or any SecureIT Ancillary Agreement or the consummation of any of the transactions contemplated herein or therein. There is no judgment, decree, injunction, rule or order of any governmental entity, court or arbitrator outstanding against SecureIT.

          2.7  SecureIT Financial Statements.  SecureIT has delivered to
               -----------------------------
VeriSign as Schedule 2.7 to the SecureIT Disclosure Letter SecureIT's audited
            ------------
balance sheet as of December 31, 1997, SecureIT's audited statement of income, statement of cash flows and statement of stockholders' equity for the period from SecureIT's inception through December 31, 1997, SecureIT's unaudited balance sheet (the "Balance Sheet") as of March 31, 1998 (the "Balance Sheet
                    -------------                              -------------
Date") and SecureIT's unaudited statement of income, statement of cash flows and
----
statement of stockholders' equity for the three month period ended March 31, 1998 (collectively, the "SecureIT Financial Statements"). The SecureIT
                         -----------------------------
Financial Statements for the period ended March 31, 1998 have been reviewed by SecureIT's independent accountants. The SecureIT Financial Statements (a) are derived from and in accordance with the books and records of SecureIT and (b) present fairly in all material respects the financial condition of SecureIT at the respective dates specified therein and the results of operations for the respective periods specified therein in accordance with generally accepted accounting principles ("GAAP") applied consistently, except that the interim
                        ----
financial statements may not contain any year-end adjustments and any or all footnotes required by GAAP. Except as set forth in Schedule 2.7 to the SecureIT
                                                    ------------
Disclosure Letter, SecureIT has no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected, reserved against or disclosed in the SecureIT Financial Statements and SecureIT Disclosure Letter except for those that may have been incurred after the Balance Sheet Date in the ordinary course of SecureIT's business and that are not material in amount either individually or collectively. All reserves established by SecureIT and set forth in the Balance Sheet are reasonably adequate. At the Balance Sheet Date, there were no material loss contingencies which are not adequately provided for in the Balance Sheet as required by Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board.

          2.8  Taxes.  SecureIT has timely filed all federal, state, local and
               -----
foreign tax and material information returns required to be filed by it prior to the date hereof, has timely paid all taxes required to be paid by it with respect to all periods prior to the date hereof for which returns have been filed, has made all necessary estimated tax payments, and has no liability for taxes in excess of the amount so paid and the amounts of accruals or reserves that have been established in the SecureIT Financial Statements. True, correct and complete copies of all such tax and information returns have been provided or made available by SecureIT to VeriSign. SecureIT is not delinquent in the filing of any tax returns and the payment of any taxes due pursuant to such tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed which have not been settled or paid. No tax return of SecureIT has ever been audited by the Internal Revenue Service or any state or local taxing agency or authority. No tax liens have been filed against any of SecureIT's assets. For the purposes of this Agreement, the terms "tax," "taxes," "Tax" and
                                                        ----   ------   ---
"Taxes" include all federal, state, local and foreign income, gains, franchise,
 -----
excise, property, sales, use, employment, license, payroll, occupation, recording, value added or transfer taxes, governmental charges, fees, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated tax, interest and penalties or additions to tax and interest on such penalties and additions to tax. Except as set forth in
Schedule 2.9 of the SecureIT Disclosure Letter, since its inception, SecureIT has made an effective election under the Code and state income tax laws to be treated as a S corporation and such election has not been rescinded, revoked, or terminated. Such election will remain valid through the Effective Time. All tax liabilities of the SecureIT Shareholders or SecureIT arising by reason of such election (including, but not limited to, the corporate level built in gain and capital gain taxes described in Section 1374 of the Code or a predecessor section of the Code) have been or will be paid by the SecureIT Shareholders no matter when assessed. SecureIT and the SecureIT Shareholders have validly and timely filed all elections and notices with the taxing authorities of any state or jurisdiction having jurisdiction over SecureIT for income tax purposes that are required by the laws of any such jurisdiction to be filed in order to enable SecureIT to be taxed as a S corporation under such tax laws for all tax periods for which SecureIT has prepared its tax returns on the basis that it was a S corporation within the meaning of the Code. SecureIT's election to be treated as a S corporation has been acknowledged by the Internal Revenue Service and by the taxing authorities of all other taxing authorities having jurisdiction over SecureIT for income tax purposes or Taxes to such other taxing authorities have been timely paid or the amounts have been accrued or reserved in the financial books and records of SecureIT. Except as set forth in Schedule 2.9 of the SecureIT Disclosure Letter, SecureIT has not taken any actions inconsistent with the requirements for S corporations, and such election has not been rescinded, revoked or terminated. The SecureIT shareholders have not taken, caused or permitted, and will not prior to the Effective Time, take, permit, or cause any action inconsistent with the requirements for S corporations. SecureIT has no current or deferred federal income tax liabilities and will not, as a result of the Merger, become liable for any income tax for periods prior to the Effective Time not adequately reserved against on the Financial Statements. SecureIT has not filed a consent pursuant to Section 341(f) of the Code. SecureIT is not a "personal holding company" within the meaning of Section 542 of the Code.

          2.9  Title to Properties.  SecureIT has good and marketable title to
               -------------------
all of its assets and properties free and clear of all liens, mortgages, deeds of trust, security interests, pledges, title retention devices, collateral assignments, claims, charges or encumbrances ("Liens") (other than for taxes not
                                               -----
yet due and payable and Permitted Liens as defined below), other than such assets as were sold or licensed by SecureIT in the ordinary course of business since the Balance Sheet Date or which are subject to capitalized leases. "Permitted Liens" means any lien, mortgage, encumbrance or restriction which is
----------------
reflected in the SecureIT Financial Statements and is not in excess of $25,000 and which does not materially detract from the value or materially interfere with the use, as currently utilized, of the properties subject thereto or affected thereby or otherwise materially impair the business operations being conducted thereon. Except as set forth in Schedule 2.9 to the SecureIT Disclosure Letter, there are no UCC financing statements of record with any state naming SecureIT as debtor. The machinery, vehicles, equipment and other tangible personal property included in such assets are in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which SecureIT is a party are fully effective and afford SecureIT peaceful and undisturbed possession of the real or personal property that is the subject matter of the lease. SecureIT does not own any real property.

          2.10  Absence of Certain Changes.  Since the Balance Sheet Date,
                --------------------------
SecureIT has carried on its business in the ordinary course substantially in accordance with the procedures and practices in effect on the Balance Sheet Date, and except as set forth in Schedule 2.10 to the SecureIT Disclosure
                                 -------------
Letter, since the Balance Sheet Date there has not been with respect to
SecureIT:

               (a) any change in the condition (financial or otherwise), properties, assets, liabilities, business or results of operations of SecureIT, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or can reasonably be expected to have a Material Adverse Effect;

               (b) any contingent liability incurred by SecureIT as guarantor or surety with respect to the obligations of others, except in connection with the endorsement of checks in the ordinary course of business;

               (c) any incurrence, creation or assumption by SecureIT of any Lien;

               (d) any material obligation or liability, or any indebtedness for borrowed money, incurred by SecureIT;

               (e) any purchase, license, assignment, sale or other disposition or transfer, or any agreement or other arrangement for the purchase, license, assignment sale or other disposition or transfer, of any of the properties, assets or goodwill of SecureIT other than in the ordinary course of business consistent with past practice;

               (f) any damage, destruction or loss, whether or not covered by insurance, having (or likely to have) a Material Adverse Effect;

               (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of SecureIT, any split, stock dividend, combination or recapitalization of the capital stock of SecureIT or any direct or indirect redemption, purchase or other acquisition by SecureIT of the capital stock of SecureIT or any change in any rights, preferences, privileges or restrictions of any outstanding security of SecureIT;

               (h) any labor dispute or claim of material unfair labor practices, or any change in the compensation payable or to become payable to any of SecureIT's officers, employees or agents, or any bonus or pension, insurance or other benefit payment or arrangement (including without limitation stock awards, stock appreciation rights or stock option grants) made to or with any of such officers, employees or agents other than in connection with normal employee salary or performance reviews or otherwise in the ordinary course of business consistent with past practice;

               (i) any change with respect to the management, supervisory, development or other key personnel of SecureIT;

               (j) any payment or discharge of a material Lien, which Lien or liability was not either (i) shown on the Balance Sheet or (ii) incurred in the ordinary course of business after the Balance Sheet Date;

               (k) any obligation or liability incurred by SecureIT to any of its officers, directors, shareholders or affiliates, or any loans or advances made to any of its officers, directors, shareholders or affiliates, except normal compensation and expense allowances payable to officers.

               (l) any material change in the manner in which SecureIT extends discounts or credits to customers or otherwise deals with its customers;

               (m) any entering into, amendment of, relinquishment, termination or non-renewal by SecureIT of any contract, lease, transaction, commitment or other right or obligation other than in the ordinary course of its business, or any written or oral indication or assertion by the other party thereto of problems with SecureIT's services or performance under such contract, lease, transaction, commitment or other right or obligation or its desire to so amend, relinquish, terminate or not renew any such contract, lease, transaction, commitment or other right or obligation;

               (n) any transfer or grant of a right under any SecureIT IP Rights (as defined in Section 2.12 below), other than those transferred or granted in the ordinary course of SecureIT's business, consistent with past practice; or

               (o) any agreement or arrangement made by SecureIT to take any action which, if taken prior to the date of this Agreement, would have made any representation or warranty of SecureIT set forth in this Agreement untrue or incorrect as of the date when made.

          2.11  Agreements and Commitments.  Except as set forth in Schedule
                --------------------------                          --------
2.11 to the SecureIT Disclosure Letter, or as listed in Schedule 2.12, Schedule
----                                                    -------------  --------
2.15.3, Schedule 2.15.4 or Schedule 2.15.5 to the SecureIT Disclosure Letter as
------  ---------------    ---------------
required by Section 2.12, Section 2.15.3,

Section 2.15.4 or Section 2.15.5, as the case may be, SecureIT is not a party or subject to any oral or written executory agreement, obligation or commitment that is material to SecureIT, its financial condition or business that is not terminable within 60 days without cost or penalty to SecureIT or the performance of which will not be completed within 90 days, including but not limited to the following:

               (a) Any contract, commitment, letter agreement, quotation or purchase order providing for payments by or to SecureIT in an aggregate amount of (i) $50,000 or more in the ordinary course of business, or (ii) $25,000 or more outside the ordinary course of business;

               (b) Any license agreement under which SecureIT is licensor (except for any nonexclusive software license granted by SecureIT to end-user customers where the form of the license, excluding standard immaterial deviations, has been provided to VeriSign's counsel) or under which SecureIT is licensee (except for standard "shrink wrap" licenses for off-the-shelf software products), and any other contract relating to the sale or license of SecureIT IP Rights;

               (c) Any agreement by SecureIT to encumber, transfer or sell rights in or with respect to any SecureIT IP Rights except licenses of SecureIT IP Rights in the ordinary course of business;

               (d) Any agreement for the sale or lease of real or tangible personal property involving aggregate payments of more than $25,000 per year;

               (e) Any dealer, distributor, sales representative, original equipment manufacturer, value added reseller or other agreement for the distribution of SecureIT's products;

               (f) Any franchise agreement or financing statement;

               (g) Any stock redemption or purchase agreement;

               (h) Any joint venture or partnership contract or arrangement or any other agreement that involves a sharing of profits with other persons or the payment of royalties to any other person;

               (i) Any instrument evidencing indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise, except for trade indebtedness or any advance to any employee of SecureIT incurred or made in the ordinary course of business, and except as disclosed in the SecureIT Financial Statements; or

               (j) Any contract containing covenants purporting to limit SecureIT's freedom to compete in any line of business in any geographic area or any contract in which SecureIT has granted or received most favored customer pricing provisions or exclusive marketing rights relating to any product or service, group of products or services or territory;

               (k) Any contract providing for the development of software by or for SecureIT;

               (l) Any agreement relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of capital stock or other securities of SecureIT;

               (m) Any contract with or commitment to any labor union; or

               (n) Any other agreement, contract, commitment or instrument that is material to the business of the Company or that involves a commitment by the Company in excess of $50,000.

               All agreements, obligations and commitments listed in Schedule
                                                                     --------
2.11, Schedule 2.15.3, Schedule 2.15.4 or Schedule 2.15.5 to the SecureIT
----  ---------------  ---------------    ---------------
Disclosure Letter as required by Section 2.11, Section 2.15.3, Section 2.15.4 or
Section 2.15.5, as the case may be, are valid and in full force and effect, and except as expressly noted, a true and complete copy of each has been delivered to VeriSign or VeriSign's counsel. Except as noted on Schedule 2.11 to the
                                                      -------------
SecureIT Disclosure Letter, neither SecureIT nor, to the best of SecureIT's knowledge, any other party is in breach of or default under any material term of any such agreement, obligation or commitment. SecureIT is not a party to any contract or arrangement that it reasonably expects will have a Material Adverse Effect. SecureIT has no liability for renegotiation of government contracts or subcontracts which are material to SecureIT, its financial condition, business or prospects.

          2.12  Intellectual Property.
                ---------------------

                2.12.1  Except as set forth in Schedule 2.12.1 to the SecureIT
                                               ---------------
Disclosure Letter, SecureIT owns all right, title and interest in, or has the right to use, all patent applications, patents, trademark applications, trademarks, service marks, trade names, copyright applications, copyrights, mask work rights, trade secrets, know-how, inventions, technology, customer lists, supplier lists, source and object code, development tools, designs, specifications, media and documentation and other intellectual property and proprietary rights used in or reasonably necessary to the conduct of its business as presently conducted and the business of the development, production, marketing, licensing and sale of commercial products and services using such intellectual property and proprietary rights (the "SecureIT IP Rights").
                                                   ------------------

                2.12.2  Set forth on Schedule 2.12.2 to the SecureIT Disclosure
                                     ---------------
Letter is a true and complete list of all copyright, mask work and trademark registrations and applications and all patents and patent applications held by SecureIT. SecureIT is not aware of any material loss, cancellation, termination or expiration of any such registration or patent except as set forth on Schedule
                                                                        --------
2.12.2 to the SecureIT Disclosure Letter.  SecureIT has the unrestricted U.S.
------
right to reproduce, manufacture, sell, license and distribute all of its products and provide its services (such products and services being set forth in
Schedule 2.12.2 to the SecureIT Disclosure Letter) and the right to use all of
         ------
its registered user lists. There are no royalties, honoraria, fees or other payments payable by SecureIT to any person by reason of the ownership, use, license, sale or disposition of the SecureIT IP Rights. SecureIT has not agreed to indemnify any person for any infringement of any intellectual property rights of any third party by any product or service that has been sold, licensed, leased, supplied or provided by SecureIT, except as set forth in Schedule 2.12.2
                                                                          ------
to the SecureIT Disclosure Letter.

               2.12.3 Neither the manufacture, marketing, license, sale, furnishing or intended use of any product or service currently licensed, utilized, sold, provided or furnished by SecureIT or currently under development by SecureIT violates any license or agreement between SecureIT and any third party or infringes any intellectual property right of any other party (provided, however that, with respect to infringement of third party patents and patent applications, this representation is made only to the best of SecureIT's knowledge); and there is no pending or, to the best of SecureIT's knowledge, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any SecureIT IP Right nor, to the best of SecureIT's knowledge, is there any basis for any such claim, nor has SecureIT received any notice asserting that any SecureIT IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best of SecureIT's knowledge, is there any basis for any such assertion.

               2.12.4 The execution, delivery and performance of this Agreement, the Certificate of Merger and the consummation of the Merger and the other transactions contemplated hereby and/or by the SecureIT Ancillary Agreements and/or the SecureIT Shareholder Ancillary Agreements will not constitute a material breach of or default under any instrument, contract, license or other agreement governing any SecureIT IP Rights, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination, of any SecureIT IP Rights or materially impair the right of SecureIT or the Surviving Corporation to use, sell or license any SecureIT IP Right or portion thereof (except where such breach, forfeiture or termination would not have a Material Adverse Effect on SecureIT).

               2.12.5 SecureIT has taken reasonable and practicable steps designed to protect, preserve and maintain the secrecy and confidentiality of SecureIT IP Rights and all of SecureIT's proprietary rights therein. Except as set forth in Schedule 2.12.5 to the SecureIT Disclosure Letter, all officers, employees and consultants of SecureIT having access to proprietary information have executed and delivered to SecureIT an agreement regarding the protection of such proprietary information and the assignment of inventions to SecureIT; and copies of the form of all such agreements have been delivered to VeriSign or VeriSign's counsel. To the best of SecureIT's knowledge, no employee of SecureIT is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, non-solicitation agreement or any other contract or agreement, or any restrictive covenant relating to the right of any such employee to be employed thereby, or to use trade secrets or proprietary information of others, and the employment of such employees does not subject SecureIT to any liability.

          2.13  Compliance with Laws.  SecureIT has complied with all applicable
                --------------------
laws, ordinances, regulations and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to SecureIT or to the assets, properties and business of SecureIT, including, without limitation: (a) all applicable federal and state securities laws and regulations, (b) all applicable federal, state and local laws, ordinances and regulations, and all orders, writs, injunctions, awards, judgments and decrees, pertaining to (i) the sale, licensing, leasing, ownership or management of SecureIT's owned, leased or licensed real or personal property, products or technical data, (ii) employment or employment practices, terms and conditions of employment, or wages and hours or (iii) safety, health, fire prevention, environmental protection, building standards, zoning or other similar matters, (c) the Export Administration Act and regulations promulgated thereunder or other laws, regulations, rules, orders, writs, injunctions, judgments or decrees applicable to the export or re-export of controlled commodities or technical data or (d) the Immigration Reform and Control Act for which its failure to so comply would have a Material Adverse Effect on SecureIT. SecureIT has received all material permits and approvals from, and has made all material filings with, third parties, including government agencies and authorities, that are necessary to the conduct of its business as presently conducted.

          2.14  Certain Transactions and Agreements.  No person who is an
                -----------------------------------
officer, director, employee or shareholder of SecureIT, nor any member of their immediate families, has any direct or indirect ownership interest in, or any employment or consulting agreement with, any firm or corporation that competes with SecureIT or VeriSign (except with respect to any interest in less than 1% of the outstanding voting shares of any corporation whose stock is publicly traded). Except as set forth in Schedule 2.14 to the SecureIT Disclosure
                                 -------------
Letter, none of said officers, directors, employees or shareholders or any member of their immediate families is directly or indirectly interested in any material contract or informal arrangement with SecureIT, including, but not limited to, any loan arrangements, except for compensation for services as an officer or employee of SecureIT (listed in Schedule 2.15.5 to the SecureIT
                                           ---------------
Disclosure Letter), and except for the normal rights of a shareholder or option holder. Except as set forth in Schedule 2.14 to the SecureIT Disclosure Letter,
                                -------------
none of said officers, directors, employees or shareholders or immediate family members has any interest in any property, real or personal, tangible or intangible, including, without limitation, inventions, patents, copyrights, trademarks, trade names or trade secrets, used in the business of SecureIT, except for the normal rights of a shareholder or option holder.

          2.15  Employees.
                ---------

                2.15.1  Except as set forth in Schedule 2.15.1 to the SecureIT
                                               ---------------
Disclosure Letter, (i) SecureIT has no employment contract or consulting agreement currently in effect that is not terminable at will without penalty or payment of compensation by SecureIT (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions) and (ii) all employees and consultants of SecureIT have executed SecureIT's standard form of invention assignment and confidentiality agreement, a copy of which has been provided to VeriSign or VeriSign's counsel.

                2.15.2 SecureIT (a) has never been and is not now subject to a union organizing effort, (b) is not subject to any collective bargaining agreement with respect to any of its employees, (c) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization, and
(d) has no current labor dispute. SecureIT has good labor relations, and SecureIT has no knowledge of any facts indicating that the consummation of the transactions provided for herein will have a Material Adverse Effect on its labor relations. To SecureIT's knowledge (which shall mean the knowledge of SecureIT's executive officers and directors for the purpose of this representation), none of SecureIT's key employees (each of whom is listed on
Schedule 2.15.2 to the SecureIT Disclosure Letter) intends to leave its employ.
---------------


                2.15.3  Schedule 2.15.3 to the SecureIT Disclosure Letter
                        ---------------
contains a list of all employment and consulting agreements, pension, retirement, disability, medical, dental or other health plans, life insurance or other death benefit plans, profit sharing, deferred compensation agreements, stock, option, bonus or other incentive plans, vacation, sick, holiday or other paid leave plans, severance plans or other similar employee benefit plans maintained by SecureIT (the "Employee Plans"), including without limitation all
                             --------------
"employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). SecureIT has delivered true
                                          -----
and complete copies or descriptions of all the Employee Plans to VeriSign and VeriSign's counsel. Except as set forth in Schedule 2.15.3 to the SecureIT
                                            ---------------
Disclosure Letter, each of the Employee Plans, and its operation and administration, is, in all material respects, in compliance with all applicable, federal, state, local and other governmental laws and ordinances, orders, rules and regulations, including the requirements of ERISA and the Code. Except as set forth in Schedule 2.15.3 to the SecureIT Disclosure Letter, all such
              --------------
Employee Plans that are "employee pension benefit plans" (as defined in Section 3(2) of ERISA) which are intended to qualify under Section 401(a) of the Code either (a) have received favorable determination letters that such plans satisfy the qualification requirements under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation or has remaining a period of time under applicable regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtains such a letter or (b) are standardized prototype plans and SecureIT may rely on a favorable opinion letter issued by the IRS to the sponsor of the form of standardized prototype plan. In addition, SecureIT has never been a participant in any "prohibited transaction," within the meaning of Section 406 of ERISA with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) which SecureIT sponsors as employer or in which SecureIT participates as an employer, which was not otherwise exempt pursuant to Section 408 of ERISA (including any individual exemption granted under Section 408(a) of ERISA), or which could result in an excise tax under the Code. The group health plans, as defined in Section 4980B(g) of the Code, that benefit employees of SecureIT are in material compliance with the continuation coverage requirements of subsection 4980B of the Code. There are no outstanding violations of Section 4980B of the Code with respect to any Employee Plan, covered employees or qualified beneficiaries. Except as set forth in Schedule 2.15.3 to the SecureIT
                                       ---------------
Disclosure Letter, no employee of SecureIT and no person subject to any SecureIT health plan has made medical claims through such health plan during the twelve months preceding the date hereof for more than $10,000 or more, in the aggregate, or has any catastrophic illness. SecureIT has taken all actions necessary to terminate the 401(k) plan it sponsors effective immediately prior to the Closing.

                2.15.4  Except as set forth in Schedule 2.15.4 to the SecureIT
                                               ---------------
Disclosure Letter, SecureIT is not a party to any (a) agreement with any executive officer or other key employee of SecureIT (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving SecureIT in the nature of any of the transactions contemplated by this Agreement and the Agreement of Merger, (ii) providing any term of employment or compensation guarantee or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement and the Agreement of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement and the Agreement of Merger. SecureIT is not obligated to make any excess parachute payment, as defined in
Section 280G(b)(1) of the Code, nor will any excess parachute payment be deemed to have occurred as a result of or arising out of the Merger to the extent
Section 280G of the Code is applicable to SecureIT.

                2.15.5 A list of all employees, officers and engineering consultants of SecureIT and their current compensation and benefits as of the date of this Agreement is set forth on Schedule 2.15.5 to the SecureIT
                                       ---------------
Disclosure Letter.

                2.15.6 All contributions due from SecureIT with respect to any of the Employee Plans have been made or accrued on the SecureIT Financial Statements, and no further contributions will be due or will have accrued thereunder as of the Closing Date.

          2.16  Corporate Documents.  SecureIT has made available to VeriSign
                -------------------
for examination all documents and information listed in the SecureIT Disclosure Letter including Schedule 2.1 through 2.22 thereto or other exhibits called for
                 ------------         ----
by this Agreement including, without limitation, the following: (a) copies of SecureIT's Article s of Incorporation and Bylaws as currently in effect; (b) SecureIT's minute book containing all records of all proceedings, consents, actions and meetings of SecureIT's directors and shareholders; (c) SecureIT's stock ledger, journal and other records reflecting all stock issuances and transfers; and (d) all permits, orders and consents issued by any regulatory agency with respect to SecureIT, or any securities of SecureIT, and all applications for such permits, orders and consents.

          2.17  No Brokers.  Except as set forth in Schedule 2.17 to the
                ----------                          -------------
SecureIT Disclosure Letter, SecureIT is not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or the Agreement of Merger or in connection with any transaction provided for herein or therein.

          2.18  Disclosure.  This Agreement, its exhibits and schedules, and the
                ----------
certificates or documents to be delivered by SecureIT to VeriSign under this Agreement, or other material documents delivered by SecureIT to VeriSign regarding SecureIT's business, taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading, except that, with respect to any financial projections submitted to VeriSign, SecureIT represents and warrants only that such financial projections were prepared in good faith based on reasonable assumptions at the time of preparation. To the best of SecureIT's knowledge the financial projections fairly present its management's good faith estimates as of the date of this Agreement.

          2.19  Books and Records.  The books, records and accounts of SecureIT
                -----------------
(a) are in all material respects true and complete, (b) have been maintained in accordance with reasonable business practices on a consistent basis, (c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of SecureIT, and (d) fairly reflect the basis for the SecureIT Financial Statements.

          2.20  Insurance.  SecureIT maintains fire and casualty, business
                ---------
interruption, error and omissions, workers compensation and general liability insurance as set forth on Schedule 2.20 to the SecureIT Disclosure Letter which
                          -------------
it believes to be reasonably prudent for similarly sized and similarly situated businesses.

          2.21  Environmental Matters.
                ---------------------

                2.21.1 During the period that SecureIT has leased the premises currently occupied by it and those premises occupied by it since the date of its incorporation, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on any such premises that would have a Material Adverse Effect. SecureIT has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on or from any of such premises, which may have occurred prior to SecureIT having taken possession of any of such premises that would have a Material Adverse Effect. For purposes of this Agreement, the terms "disposal," "release," and "threatened release" have
                           --------    -------        ------------------
the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., as amended ("CERCLA"). For the purposes of this Section 2.22, "Hazardous Materials" mean
  ------                                             -------------------
any hazardous or toxic substance, material or waste which is or becomes prior to the Closing Date (as defined in Section 6.1 hereof) regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance" or "hazardous chemical" under (i) CERCLA; (ii) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C.
Section 11001 et seq.; (iii) the Hazardous Materials Transportation Act, 49
              -- ---
U.S.C. Section 1801, et seq.; (iv) the Toxic Substances Control Act, 15 U.S.C.
                     -- ---
Section 2601 et seq.; (v) the Occupational Safety and Health Act of 1970, 29
             -- ---
U.S.C. Section 651 et seq.; (vi) regulations promulgated under any of the above
                   -- ---
statutes; or (vii) any applicable state or local statute, ordinance, rule or regulation that has a scope or purpose similar to those identified above.

          2.21.2 During the time that SecureIT has leased the premises, to SecureIT's knowledge, none of the premises currently leased by SecureIT is, or any premises previously occupied by SecureIT was in violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions in such premises.

          2.21.3 During the time that SecureIT has leased the premises currently occupied by it or any premises previously occupied by SecureIT, neither SecureIT nor, to SecureIT's knowledge, any third party, has used, generated, manufactured or stored in such premises or transported to or from such premises any Hazardous Materials that would have a Material Adverse Effect.

          2.21.4 During the time that SecureIT has leased the premises currently occupied by it or any premises previously occupied by SecureIT, there has been no litigation, proceeding or administrative action brought or threatened in writing against SecureIT, or any settlement reached by SecureIT with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such premises.

          2.21.5 During the period that SecureIT has leased the premises currently occupied by it or any premises previously occupied by SecureIT, no Hazardous Materials have been transported from such premises to any site or facility now listed or proposed for listing on the National Priorities List, at 40 C.F.R. Part 300, or any list with a similar scope or purpose published by any state authority.

    2.22  Government Contracts.  All representations, certifications and
          --------------------
disclosures made by SecureIT to any Government Contract Party (as defined below) have been in all material respects current, complete and accurate at the times they were made. There have been no acts, omissions or noncompliance with regard to any applicable public contracting statute, regulation or contract requirement (whether express or incorporated by reference) relating to any of SecureIT's contracts with any Government Contract Party (as defined below) in either case that have led to or could lead to, either before or after the Closing Date (as defined in Section 6.1 hereof), (a) any claim or dispute involving SecureIT and/or VeriSign as successor in interest to SecureIT and any Government Contract Party or (b) any suspension, debarment or contract termination, or proceeding related thereto. There has been no act or omission that relates to the marketing, licensing or selling to any Government Contract Party (as defined below) of any of SecureIT technical data and computer software and that has led to or could lead to, either before or after the Closing Date (as defined in
Section 6.1 hereof), to the unrestricted use by any Government Contract Party of any material technical data or computer software of SecureIT. All of SecureIT's development of technical data and computer software was developed exclusively at private expense. For purposes of this Section 2.22, the term "Government
                                                               ----------
Contract Party" means any independent or executive agency, division,
--------------
subdivision, audit group or procuring office of the federal government, including any prime contractor of the federal government and any higher level subcontractor of a prime contractor of the federal government, and including any employees or agents thereof, in each case acting in such capacity.

    2.23  Investor Representations.
          ------------------------

          2.23.1  Information.  Each of the SecureIT Shareholders acknowledges
                  -----------
that he has received, read and understands the VeriSign Disclosure Package (as defined in Section 3.4 of this Agreement).

          2.23.2  Access to Other Information.  Each of the SecureIT
                  ---------------------------
Shareholders recognizes that VeriSign has made available to such SecureIT Shareholder the opportunity to examine such additional documents from VeriSign and to ask questions of, and receive full answers from, VeriSign and its management concerning, among other things, VeriSign, its business, its financial condition, its management, its activities and any other information which the SecureIT Shareholder considers relevant or appropriate in connection with entering into this Agreement. The SecureIT Shareholder further represents that the oral information provided by VeriSign's management, if any, has been consistent with the information set forth in the VeriSign Disclosure Package.

          2.23.3  Risks of Investment; Tax Consequences.  Each of the SecureIT
                  -------------------------------------
Shareholders acknowledges that the shares of VeriSign Common Stock issued in connection with the Merger (the "Restricted Securities") are unregistered and
                                 ---------------------
may not be resold publicly for a period of at least one year under Rule 144 unless the shares are registered with the SEC. Each of the SecureIT Shareholders accepts the risks of holding such shares indefinitely and the other risks set forth in the VeriSign Disclosure Package. Each of the SecureIT Shareholders, together with his, her or its advisors, is capable of assessing the risks of an investment in VeriSign Common Stock and is fully aware of the economic risks thereof. Each of the SecureIT Shareholders acknowledges that VeriSign's operating results in the current period and in future periods may not meet the expectations of securities analysts and that failure to meets such expectations would be likely to have a material adverse effect on the trading price of VeriSign Common Stock. Each of the SecureIT Shareholders understands the financial hazards involved in making the investment in the Restricted Securities and understands the tax consequences of such investment. No SecureIT Shareholder has relied on VeriSign or its counsel or auditors for any advice regarding the tax consequences of the Merger. No SecureIT Shareholder has relied on VeriSign or its counsel for any advice regarding such SecureIT Shareholder's investment in the Restricted Securities except for the representations, warranties and covenants of VeriSign set forth herein.

          2.23.4  Investment Intent.  Each of the SecureIT Shareholders is
                  -----------------
receiving the Restricted Securities in the Merger for investment for such SecureIT Shareholder's own account only and not with a view to, or for resale in connection with, any unlawful "distribution" thereof within the meaning of the Securities Act. No person or entity, other than the SecureIT Shareholders, has any beneficial interest in the Restricted Securities except as set forth in
Schedule 2.23.4 of the SecureIT Disclosure Letter.
---------------

          2.23.5  Restricted Securities; Registration Rights.  Each of the
                  ------------------------------------------
SecureIT Shareholders acknowledges and understands that the terms of the Merger have not been reviewed by the SEC or by any state securities authorities, that the Restricted Securities to be received by the SecureIT Shareholder pursuant to the Merger have not been registered under the Securities Act and constitute "restricted securities" under Rule 144(d) of the Securities Act, and have been issued in reliance on the exemptions for non-public offerings provided by Rule 506 and
Section 4(2) of the Securities Act, which exemptions depend upon, among other things, the accuracy of the representations made and information furnished by the SecureIT Shareholder, including the bona fide nature of the SecureIT Shareholder's investment intent as expressed above. Each of the SecureIT Shareholders acknowledges that the SecureIT Shareholders have certain rights to register such Restricted Securities as set forth in the Registration Rights Agreement being entered into pursuant to this Agreement and that they may not be sold or transferred except in accordance with such provisions and Rule 144. The SecureIT Shareholder further acknowledges and understands that VeriSign is obligated to register the Restricted Securities to be issued to the SecureIT Shareholders only as provided in the Registration Rights Agreement.

          2.23.6  Rule 144.  Each of the SecureIT Shareholders acknowledges
                  --------
that, absent such registration of the Restricted Securities, the SecureIT Shareholder will not be able to publicly sell the Restricted Securities until one year after the Effective Time. After that date, the SecureIT Shareholder may sell the Restricted Securities under Rule 144. Each SecureIT Shareholder is familiar with the provisions of Rule 144 promulgated under the Securities Act which permit limited public resale of "restricted securities," subject to the satisfaction of certain conditions. Each of the SecureIT Shareholders understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act or some other exemption from the registration requirements of the Securities Act will be required in order to dispose of the Restricted Securities, and that such stockholder may be required to hold his/its/her shares for a significant period to time prior to reselling them. Each of the SecureIT Shareholders acknowledge that if he is or becomes an "affiliate" of VeriSign, then certain restrictions, including volume limits, imposed by Rule 144 will continue to apply to such SecureIT Shareholder beyond the first anniversary of the date on which such SecureIT Shareholder acquires the Restricted Securities.

          2.23.7  Legends.  Each of the SecureIT Shareholders also understands
                  -------
and agrees that there will be placed on the certificates evidencing the ownership of the Restricted Securities, the following legends, in addition to any legends required by applicable state laws:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS THERE IS AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT (1) A REGISTRATION STATEMENT UNDER THE ACT (AND

          CURRENT PROSPECTUS) IS IN EFFECT AS TO THE SECURITIES, (2) AN EXEMPTION THEREFROM IS AVAILABLE, OR (3) THE SECURITIES ARE SOLD PURSUANT TO RULE 144 OF THE ACT.

          2.23.8  Stop Transfer Instructions; No Requirement to Transfer.  Each
                  ------------------------------------------------------
of the SecureIT Shareholders agrees that, in order to ensure compliance with the restrictions referred to herein, VeriSign may issue appropriate "stop transfer" instructions to its transfer agent. VeriSign shall not be required (i) to transfer or have transferred on its books any VeriSign Common Stock that has been sold or otherwise transferred in violation of any of the provisions of this Agreement or the Registration Rights Agreement or (ii) to treat as owner of such VeriSign Common Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such VeriSign Common Stock shall have been so transferred in violation of any provision of this Agreement, the Registration Rights Agreement or the SecureIT Affiliates Agreement. VeriSign agrees that such stop transfer instructions and legends will be promptly removed if the provisions of the Registration Rights Agreement, the SecureIT Affiliates Agreement and the Securities Act are complied with.

          2.23.9  Accuracy of Information.  All information that each of the
                  -----------------------
SecureIT Shareholders provides to VeriSign hereunder concerning such SecureIT Shareholder's financial position and knowledge of financial and business matters is correct and complete as of the date set forth above.

          2.23.10  Ability to Bear Economic Risk.  Each of the SecureIT
                   -----------------------------
Shareholders represents that he (i) is able to bear the economic risk of the SecureIT Shareholder's investment, (ii) is able to hold the Restricted Securities for an indefinite period of time, (iii) can afford a complete loss of the SecureIT Shareholder's investment in the Restricted Securities and (iv) has adequate means of providing for the SecureIT Shareholder's current needs and possible personal contingencies and has no need for liquidity in this investment.

          2.23.11  No Public Solicitation.  Each of the SecureIT Shareholders
                   ----------------------
represents that at no time was such SecureIT Shareholder presented with or solicited by any general mailing, leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or general solicitation in connection with the Merger.

          2.23.12  Accredited Investor Status.  Each SecureIT Shareholder (other
                   --------------------------
than the Trust for the benefit of Manpreet Bains) is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act (i.e. a
                                                                         ----
person whose individual net worth, or joint net worth with that person's spouse, exceeds $1,000,000; or a person who had an individual income of $200,000 in each of the two most recent years, or joint income with that person's spouse in excess of $300,000 in each of such years, and has a reasonable expectation of reaching the same income level in the current year).

     3.   REPRESENTATIONS AND WARRANTIES OF VERISIGN

          VeriSign hereby represents and warrants to SecureIT and the SecureIT Shareholders, except as set forth in the letter addressed to SecureIT and the SecureIT Shareholders and dated as of the date of this Agreement which has been delivered by VeriSign to SecureIT concurrently herewith (the "VeriSign
                                                              --------
Disclosure Letter"), as follows:
-----------------

          3.1  Organization and Good Standing.  VeriSign is a corporation duly
               ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted.

          3.2  Power, Authorization and Validity.
               ---------------------------------

               3.2.1 VeriSign has the corporate right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and all agreements to which VeriSign is or will be a party that are contemplated under this Agreement (the "VeriSign Ancillary Agreements"). The execution,
                           -----------------------------
delivery and performance of this Agreement and the VeriSign Ancillary Agreements have been duly and validly approved and authorized by VeriSign's Board of Directors. No vote of VeriSign's stockholders is required under applicable law or under the Certificate of Incorporation or Bylaws of VeriSign, as currently in effect.

          3.2.2 No filing, authorization, consent, order or approval, governmental or otherwise, is necessary to enable VeriSign to enter into, and to perform its obligations under, this Agreement and the VeriSign Ancillary Agreements, except for (a) the filing of the Certificate of Merger with the Georgia Secretary of State, the filing of such officers' certificates and other documents as are required to effectuate the Merger under Georgia law, and (b) such filings as may be required to comply with federal and state securities laws.

          3.2.3 This Agreement and the VeriSign Ancillary Agreements are, or when executed by VeriSign will be, valid and binding obligations of VeriSign, enforceable against VeriSign in accordance with their respective terms, except as such enforceability may be limited by (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.3  No Violation of Certificate of Incorporation or Laws.  Neither
          ----------------------------------------------------
the execution nor delivery of this Agreement or any VeriSign Ancillary Agreement, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of (a) any provision of the Certificate of Incorporation or Bylaws of VeriSign, as currently in effect, or (b) any contract that is material to VeriSign's business or (c) any federal, state, local or foreign judgment, writ, decree, order, statute or regulation applicable to and that would have a material adverse effect on VeriSign or its assets or properties.

          3.4  Capitalization.  The authorized capital stock of VeriSign
               --------------
consists of 50,000,000 shares of Common Stock, $0.001 par value, and 5,000,000 shares of undesignated Preferred Stock, $0.001 par value, of which 20,824,492 shares of VeriSign Common Stock were issued and outstanding and no shares of Preferred Stock were issued or outstanding as of June 30, 1998. There were outstanding options, warrants, convertible securities and other rights to purchase or otherwise acquire 2,500,652 shares of VeriSign Common Stock as of June 30, 1998.

          3.5  Disclosure.  VeriSign has furnished SecureIT with its
               ----------
Registration Statement on Form S-1 filed with the SEC and declared effective on January 29, 1998, its quarterly report on Form 10-Q for the fiscal quarter ended March 31, 1998 and all other reports or documents required to be filed by VeriSign pursuant to Section 13(a) or 15(d) of the 1934 Act since the filing of the most recent quarterly report on Form 10-Q (the "VeriSign Disclosure
                                                    -------------------
Package"). The VeriSign Disclosure Package, this Agreement, the exhibits and schedules hereto, and any certificates or documents to be delivered to SecureIT pursuant to this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

          3.6  No Undisclosed Liabilities.  Except as disclosed in the VeriSign
               --------------------------
Disclosure Package, and except for normal or recurring liabilities incurred since March 31, 1998 in the ordinary course of business consistent with past practices, VeriSign (including its subsidiaries) does not have any known liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, which individually or in the aggregate are reasonably likely to have a Material Adverse Effect on VeriSign.

          3.7  Absence of Certain Changes or Events. Except as disclosed in the
               ------------------------------------
VeriSign Disclosure Package, during the period commencing on March 31, 1998 and ending on the date of this Agreement, there has not been (i) any change in the financial condition, results of operations, business or properties of VeriSign, taken as a whole, which has had or could reasonably be expected to have a Material Adverse Effect on VeriSign; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to VeriSign which could reasonably be expected to have a Material Adverse Effect on VeriSign; (iii) any material change by VeriSign in its accounting methods, principles or practices of which VeriSign has not advised SecureIT; or (iv) any revaluation by VeriSign of any of its assets having a Material Adverse Effect on VeriSign.

          3.8  Validity of Shares.  The shares of VeriSign Common Stock to be
               ------------------
issued pursuant to the Merger will, when issued: (a) be duly authorized, validly issued, fully paid and nonassessable and free of liens and encumbrances created by VeriSign, and (b) will be free and clear of any liens and encumbrances except for applicable securities law restrictions on transfer, including those imposed by Regulation D or Section 4(2) of the Securities Act and Rule 144 promulgated under the Securities Act, under applicable "blue sky" state securities laws and under any SecureIT Affiliate Agreement to be executed pursuant to this Agreement.

     4.   DOCUMENTS DELIVERED TO SECUREIT

          VeriSign has delivered to SecureIT the following documents, receipt of which is hereby acknowledged by SecureIT:

          4.1  Accuracy of Representations and Warranties.  A Certificate of
               ------------------------------------------
VeriSign executed on behalf of VeriSign by its Chief Financial Officer to the effect that the warranties and representations of VeriSign set forth in Section 3 (as qualified by the VeriSign Disclosure Letter) are true and correct in every material respect on the date hereof.

          4.2  VeriSign Affiliates Agreements.  An agreement in the form
               ------------------------------
attached hereto as Exhibit E (the "VeriSign Affiliate Agreement") duly executed
                   ---------       ----------------------------
by each of the affiliates of VeriSign which provides that such person has not made and will not make any disposition of VeriSign Common Stock (a) in the 30-day period prior to the Effective Time or (b) after the Effective Time until VeriSign shall have publicly released its first report of quarterly financial statements that include the combined financial results of VeriSign and SecureIT for a period of at least 30 days of combined operations, other than dispositions within the " de minimis" exception to the rules governing availability of pooling accounting treatment for the Merger.

          4.3  Opinion of VeriSign's Counsel.  An opinion of Fenwick & West LLP,
               -----------------------------
counsel to VeriSign.

          4.4  Registration Rights Agreement.  The Registration Rights Agreement
               -----------------------------
duly executed on behalf of VeriSign.

          4.5  Requisite Approvals.  (a) Certified resolutions adopted by the
               -------------------
Board of Directors of VeriSign approving the principal terms of this Agreement and the VeriSign Ancillary Agreements in accordance with applicable law and VeriSign's Certificate of Incorporation and Bylaws and a certified copy of the Bylaws of VeriSign and (b) certified resolutions adopted by the Board of Directors and sole shareholder of Newco approving the principal terms of this Agreement and the Certificate of Merger in accordance with applicable law and Newco's Certificate of Incorporation and Bylaws, as then in effect and a certified copy of the Bylaws of Newco.

          4.6  Tax Opinion.  A copy of the tax opinion of counsel to VeriSign
               -----------
addressed to VeriSign to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368 of the Code.

          4.7  Pooling Letter.  A copy of the letter from KPMG Peat Marwick LLP
               --------------
stating that it concurs with VeriSign management's conclusion that the Merger will be treated as a "pooling of interests" for accounting purposes.

          4.8  Escrow.  The Escrow Agreement duly executed on behalf of VeriSign
               ------
and the Escrow Agent and the delivery by VeriSign of the Escrow Shares to the Escrow Agent.

          4.9  Employment and Non-Competition Agreements.  Employment and Non-
               -----------------------------------------
Competition Agreements in the form attached hereto as Exhibit F to be entered
                                                      ---------
into with each of Jagtar Chaudhry and Jay W. Johnson (the "Key Employees") duly
                                                           -------------
executed on behalf of VeriSign.

          4.10 Certificate of Merger.  The Certificate of Merger duly executed
               ---------------------
on behalf of SecureIT and authorized for filing with the Secretary of State of Georgia.

          4.11 Tax Representation Certificates.  The officers tax
               -------------------------------
representation certificates in the form attached as Exhibit 1.10 hereto duly
                                                    ------------
executed by the appropriate officers of VeriSign.

     5.   DOCUMENTS DELIVERED TO VERISIGN

          SecureIT has delivered to VeriSign the following documents, receipt of which is hereby acknowledged by VeriSign:

          5.1  Accuracy of Representations and Warranties.  A certificate of
               ------------------------------------------
SecureIT executed on SecureIT's behalf by its Chief Executive Officer to the effect that the warranties and representations of SecureIT set forth in Section 2 (as qualified by the SecureIT Disclosure Letter) are true and correct in every material respect on the date hereof.

          5.2  No Material Adverse Change.  A certificate of SecureIT executed
               --------------------------
on SecureIT's behalf by its Chief Executive Officer to the effect that there has been no material adverse change in the financial condition, properties, assets, liabilities, business or results of operations of SecureIT since the Balance Sheet Date.

          5.3  SecureIT Affiliates Agreements.  The SecureIT Affiliate
               ------------------------------
Agreements duly executed by each of the affiliates of SecureIT.

          5.4  Opinion of SecureIT's Counsel.  An opinion of Miller & Martin
               -----------------------------
LLP, counsel to SecureIT.

          5.5  Registration Rights Agreement.  The Registration Rights Agreement
               -----------------------------
duly executed on behalf of each of the SecureIT Shareholders.

          5.6  Requisite Approvals.  Certified resolutions adopted by the Board
               -------------------
of Directors and by the shareholders of SecureIT approving the principal terms of this Agreement and the SecureIT Ancillary Agreements in accordance with applicable law and SecureIT's Certificate of Incorporation and Bylaws and a certified copy of the Bylaws of SecureIT.

          5.7  Tax Opinion.  A copy of the tax opinion of counsel to SecureIT
               -----------
addressed to SecureIT to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368 of the Code.

          5.8  Pooling Letter.  A copy of the letter from BDO Seidman LLP
               --------------
stating that it concurs with SecureIT management's conclusion that the Merger will be treated as a "pooling of interests" for accounting purposes.

          5.9  Escrow.  The Escrow Agreement duly executed by each of the
               ------
SecureIT Shareholders and the duly executed stock power and assignments of each of the SecureIT Shareholders as contemplated by the Escrow Agreement.

          5.10 Employment and Non-Competition Agreements.  The Employment and
               -----------------------------------------
Non-Competition Agreements duly executed by the Key Employees.

          5.11 Certificate of Merger.  The Certificate of Merger duly executed
               ---------------------
on behalf of SecureIT and authorized for filing with the Secretary of State of Georgia.

          5.12 Tax Representation Certificates.  Officers tax representation
               -------------------------------
certificates in the form attached as Exhibit 1.10 duly executed by the
                                    -------------
appropriate officers of SecureIT.

          5.13 Resignation of Directors and Officers.  The resignations of the
               -------------------------------------
directors and officers of SecureIT effective as of the Effective Time.

          5.14 Financial Statements.  The Financial  Statements of SecureIT
               --------------------
referred to in Section 2.7.

          5.15 Noncompetition Agreement.  A Noncompetition Agreement in the
               ------------------------
form attached hereto as Exhibit G duly executed by P. Jyoti Chaudhry, David
                        ---------
Markert, Susan Lutz and Richard Rushing.

     6. SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND REMEDIES, CONTINUING COVENANTS

          6.1  Survival of Representations.
               ---------------------------

               6.1.1  Representations of SecureIT and the SecureIT Shareholders.
                      ---------------------------------------------------------
Subject to Sections 6.2.3(b) and 6.2.6, all representations, warranties and covenants of SecureIT and the SecureIT Shareholders contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of VeriSign, until that date (the "ESCROW RELEASE DATE") which is the earlier of (i) the termination of this Agreement or
(ii) May 1, 1999; provided, however, that those representations and warranties
                  --------  -------
respecting matters addressed by the audited financial statements of the combined corporation for the fiscal year ended December 31, 1998, together with a report thereon from VeriSign's independent auditors, shall expire upon the date on which such financial statements are first released to the public.

          6.2  Indemnification by SecureIT Shareholders.
               ----------------------------------------

               6.2.1  Agreement to Indemnify.  The SecureIT Shareholders will
                      ----------------------
jointly and severally indemnify and hold harmless VeriSign and the Surviving Corporation and their respective officers, directors, agents, stockholders and employees, and each person, if any, who controls or may control VeriSign or the Surviving Corporation within the meaning of the Securities Act (each hereinafter referred to individually as an "Indemnified Person " and collectively as "Indemnified
                       ------------------                        -----------
Persons") from and against any and all claims,  demands, suits, causes actions,
-------
of actions, losses, costs, demonstrable damages, liabilities and reasonable expenses including, without limitation, reasonable attorneys' fees, other professionals' and experts' reasonable fees and court or arbitration costs (hereinafter collectively referred to as "Damages") incurred and arising out of
                                          -------
any breach of, or default in, any of the representations, warranties or covenants given or made by SecureIT in this Agreement or in the SecureIT Disclosure Letter or any certificate delivered by or on behalf of the SecureIT pursuant hereto (if such breach or default existed at the Effective Date). Any claim of indemnity made by an Indemnified Person under this Section 6.2 must be raised in a writing delivered to the Representative and the Escrow Agent by no later than the Escrow Release Date.

          6.2.2  Limitation.  Notwithstanding anything herein to the contrary,
                 ----------
in seeking indemnification for Damages under Section 6.2.1, the Indemnified Persons will exercise their remedies with respect to the Escrow Shares and any other assets deposited in escrow pursuant to the Escrow Agreement. Except as set forth in Section 6.2.3, (i) no SecureIT Shareholder will have any liability to an Indemnified Person under Section 6.2.1 of this Agreement except to the extent of such SecureIT Shareholder's portion of the Escrow Shares deposited under the Escrow Agreement and (ii) the remedies set forth in this Section 6.2.2 will be the exclusive remedies of VeriSign and the other Indemnified Persons under Section 6.2.1 of this Agreement against any SecureIT Shareholder for any breach of, or default in, any of the representations, warranties or covenants given or made by the SecureIT in this Agreement or in any certificate, document or instrument delivered by or on behalf of the SecureIT pursuant hereto. In addition, the indemnification provided for in Section 6.2.1 shall not apply unless and until the aggregate Damages for which one or more Indemnified Persons seeks or has sought indemnification hereunder exceeds a cumulative aggregate of One Hundred Thousand Dollars ($100,000) (the "Deductible"), in which event the
                                              ----------
SecureIT Shareholders shall, subject to the foregoing limitations, be liable to indemnify the Indemnified Persons for all Damages in excess of the Deductible. The limitations on the indemnification obligations set forth in this Section
6.2.2 shall not be applicable to Damages incurred and arising out of any matters
            ---
set forth in Section 6.2.3 or 6.2.6 below.

               6.2.3  Exceptions to Indemnity Limitations.
                      -----------------------------------

               (a) In addition to, and separate from, the foregoing agreement to indemnify set forth in Section 6.2.1, each SecureIT Shareholder agrees, severally and not jointly, to defend and indemnify VeriSign and each other
-------------------------
Indemnified Person from and against any and all Damages incurred and arising out of (i) claims of intentional fraudulent conduct, intentional misrepresentation or other willful misconduct by such SecureIT Shareholder, (ii) any criminal matters involving SecureIT or any such SecureIT Shareholder, (iii) any failure of such SecureIT Shareholder to have good, valid and marketable title to any issued and outstanding shares of SecureIT Common Stock held (or asserted to have been held) by such SecureIT Shareholder, free and clear of all liens, claims and encumbrances, or to have the full right, capacity and authority to enter into this Agreement and to vote such person's shares of SecureIT Stock in favor of the Merger and any other transactions contemplated by this Agreement, (iv) any claim concerning the breach of the representations and warranties set forth in Section 2.3 (including without limitation any claim on account of purchases or repurchases of SecureIT stock arising prior to the Effective Time), (v) any action or inaction by the SecureIT Shareholders inconsistent with the requirements for S corporations, and (vi) any claim under Section 7.8 below. A SecureIT Shareholder's liability under the indemnification provided for in this Section 6.2.3 shall be in addition to any liability of such SecureIT Shareholder under Section 6.2.1 and shall not be subject to the limitations on such SecureIT Shareholder's liability set forth in
Section 6.2.2 and shall not be limited to such SecureIT Shareholder's Escrow Shares.

          (b) Any claim for Damages made by an Indemnified Person against the SecureIT Shareholders as a result of any failure of SecureIT and/or the SecureIT Shareholders to have an effective S election for any taxable period prior to the Effective Time shall not be subject to the limitations set forth in Sections
6.1.1 or 6.2.2. Nevertheless, for purposes of this Section 6.2.3(b), Damages for which VeriSign may make a claim shall be limited to the excess of (i) the total amount of all Taxes for which SecureIT may be liable as a C corporation for federal and state income tax purposes for taxable periods prior to the Effective Time (calculating SecureIT's C corporation taxable income for purposes of this Section 6.2.3(b) by a hypothetical closing of SecureIT's books and records immediately prior to the Effective Time), all interest and penalties incurred in connection therewith, and reasonable fees and expenses of professionals engaged in connection with the resolution of any claim arising with respect to such Taxes over (ii) the Tax Dividend (as hereinafter defined) that would have been paid to the SecureIT Shareholders had SecureIT had an effective S election, but which was not paid by SecureIT to the SecureIT Shareholders. For purposes of this Section 6.2.3(b), "Tax Dividend" means the amount payable pursuant to the cash distribution to the SecureIT Shareholders declared by the Board of Directors of SecureIT on July 3, 1998 as if the S election were effective. Recovery of such claims shall be made only from the Tax Escrow Shares, as defined in, and subject to the terms and conditions of, the Escrow Agreement.

          6.2.4  Survival of Claims.  Notwithstanding anything to the contrary,
                 ------------------
if, prior to the expiration of a particular representation, warranty or obligation, an Indemnified Person makes a claim for indemnification under either this Agreement or the Escrow Agreement with respect to a breach of such representation or warranty, then the Indemnified Person's rights to indemnification under this Section 6.2 for such claim shall survive any expiration of such representation, warranty or obligation.

          6.2.5  Indemnification Procedures.  Promptly after the receipt by
                 --------------------------
VeriSign of notice or discovery of any claim, damage or legal action or proceeding giving rise to indemnification rights under this Agreement, VeriSign will give the Representative and the Escrow Agent written notice of such claim, damage, legal action or proceeding (a "Claim") in accordance with Section 1(c)
                                       -----
of the Escrow Agreement. Within ten days of delivery of such written notice, the Representative may, at the expense of the SecureIT Shareholders, elect to take all necessary steps properly to contest any Claim involving third parties or to prosecute such Claim to conclusion or settlement satisfactory to the Representative. If the Representative makes the foregoing election, VeriSign will have the right to participate at its own expense in all proceedings. If the Representative does not make such election, VeriSign shall be free to handle the prosecution or defense of any such Claim, will take all necessary steps to contest the Claim involving third parties or to prosecute such Claim to conclusion or settlement satisfactory to VeriSign, and will notify the Representative of the progress of any such Claim, will permit the Representative, at the sole cost of the Representative or the SecureIT Shareholders, to participate in such prosecution or defense and will provide the Representative with reasonable access to all relevant information and documentation relating to the Claim and VeriSign's prosecution or defense thereof. In any case, the party not in control of the Claim will cooperate with the other party in the conduct of the prosecution or defense of such Claim. Neither party will compromise or settle any such Claim without the written consent of either VeriSign (if the Representative defends the Claim) or the Representative (if VeriSign defends the Claim), such consent not to be unreasonably withheld.

          6.2.6  Vora Litigation.  Notwithstanding the foregoing, with respect
                 ---------------
to the action entitled Mahendra Vora v. Jagtar S. Chaudhry ("J.S. Chaudhry"), P.
                       ---------------------------------------------------------
Jyoti Chaudhry ("P. J. Chaudhry") and SecureIT, Inc., filed in the United States
----------------------------------------------------
District Court for the Northern District of Georgia  (the "Vora Litigation"),
                                                           ---------------
J.S. Chaudhry and P.J. Chaudhry (collectively, "Chaudhry") shall take all steps
                                                --------
to contest these claims and to defend against such claims to conclusion or settlement at the sole expense of Chaudhry. Chaudhry will notify SecureIT of the progress of any such claims. In the defense thereof by Chaudhry, SecureIT (including the Surviving Corporation) will cooperate with Chaudhry and will provide Chaudhry with reasonable access to all relevant information and documentation relating to the claims in the control or possession of SecureIT. Chaudhry will indemnify and hold harmless SecureIT, the Surviving Corporation, VeriSign and the Indemnified Persons from Damages incurred or arising out of the Vora Litigation, including all amounts paid in settlement thereof (provided the settlement is approved by Chaudhry). Chaudhry's liability under the indemnification provided for in this Section 6.2.6 shall be in addition to any liability of Chaudhry under Section 6.2.1 and shall not be subject to the limitations on liability set forth in Sections 6.1.1 and 6.2.2 and shall not be limited to Chaudhry's Escrow Shares.

     7.   MISCELLANEOUS

          7.1  Governing Law; Dispute Resolution.  The internal laws of the
               ---------------------------------
State of California (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. Any dispute hereunder ("Dispute") shall be settled by arbitration in (a) San
                        -------
Francisco, California, in the case of an arbitration initiated by the SecureIT Shareholders and (b) in Atlanta, Georgia, in the case of an arbitration initiated by VeriSign and, except as herein specifically stated, any such arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA Rules") then in effect.
                                                ---------
However, in all events, these arbitration provisions shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a Dispute.

          7.1.1  Compensation of Arbitrator. Any such arbitration will be
                 --------------------------
conducted before a single arbitrator who will be compensated for his or her services at a rate to be determined by the parties or by the American Arbitration Association, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation.

          7.1.2  Selection of Arbitrator.  The American Arbitration Association
                 -----------------------
will have the authority to select an arbitrator from a list of arbitrators who are lawyers familiar with contract law and mergers and acquisitions; provided, however, that such lawyers cannot work for a firm then performing services for either party, that each party will have the opportunity to make such reasonable objection to any of the arbitrators listed as such party may wish and that the American Arbitration Association will select the arbitrator from the list of arbitrators as to whom neither party makes any such objection. In the event that the foregoing procedure is not followed, each party will choose one person from the list of arbitrators provided by the American Arbitration Association (provided that such person does not have a conflict of interest), and the two persons so selected will select from the list provided by the American Arbitration Association the person who will act as the arbitrator.

          7.1.3  Payment of Costs.  VeriSign and SecureIT or the SecureIT
                 ----------------
Shareholders after the Closing will bear the expense of deposits and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator will award to the prevailing party, as determined by the arbitrator, all costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party.

          7.1.4  Burden of Proof.  For any Dispute submitted to arbitration, the
                 ---------------
burden of proof will be as it would be if the claim were litigated in a judicial proceeding.

          7.1.5  Award.  Upon the conclusion of any arbitration proceedings
                 -----
hereunder, the arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the award.

          7.1.6  Terms of Arbitration.  The arbitrator chosen in accordance with
                 --------------------
these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

               7.1.7  Exclusive Remedy.  Except as specifically otherwise
                      ----------------
provided in this Agreement, arbitration will be the sole and exclusive remedy of the parties for any Dispute arising out of this Agreement.

          7.2  Assignment; Binding Upon Successors and Assigns.  Neither party
               -----------------------------------------------
hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          7.3  Severability.  If any provision of this Agreement, or the
               ------------
application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

          7.4  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which will be an original as regards any party whose name appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of both parties reflected hereon as signatories.

          7.5  Other Remedies.  Except as otherwise provided herein, any and all
               --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

          7.6  Amendment and Waivers.  Any term or provision of this Agreement
               ---------------------
may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may be amended by the parties hereto at any time before or after approval of the SecureIT Shareholders.

          7.7  No Waiver.  The failure of any party to enforce any of the
               ---------
provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions. The waiver by any party of the right to enforce any of the provisions hereof on any occasion will not be construed to be a waiver of the right of such party to enforce such provision on any other occasion.

          7.8  Expenses.  Each party will bear its respective expenses and fees
               --------
of its own accountants, attorneys, investment bankers and other professionals incurred with respect to this Agreement and the transactions contemplated hereby. VeriSign will pay at or immediately following the Effective Date the reasonable accounting, attorneys' and investment banker fees and expenses and other fees and expenses incurred by SecureIT in connection with the Merger in an amount not to exceed $1,200,000 (the "Maximum Fee Amount"). In the event that such Merger expenses exceed
      ------------------
the Maximum Fee Amount, any such excess fees or expenses shall be paid by VeriSign but shall be reimbursed to VeriSign as a "Claim" (as such term is defined in the Escrow Agreement) under the Escrow Agreement.

          7.9  Notices.  Any notice or other communication required or permitted
               -------
to be given under this Agreement will be in writing, will be delivered personally or by mail or express delivery, postage prepaid, and will be deemed given upon actual delivery or, if mailed by registered or certified mail, on the third business day following deposit in the mails, addressed as follows:

               (i)     If to VeriSign:  VeriSign, Inc.
                                        1390 Shorebird Way
                                        Mountain View, CA 94043
                                        Attention:  Chief Financial Officer

                       with a copy to:  Fenwick & West LLP
                                        Two Palo Alto Square
                                        Palo Alto, CA  94306
                                        Attention:  Robert B. Dellenbach
                                        Fax:  (650) 494-1417

               (ii)    If to SecureIT:  SecureIT, Inc.
                                        5550 Triangle Parkway, Suite 100
                                        Norcross, GA  30092
                                        Fax:  (770) 248-1006

                       with a copy to:  Miller & Martin, LLP
                                        100 Galleria Parkway, NW
                                        Atlanta, GA  30339
                                        Attention:  Ugo F. Ippolito
                                        Fax:  (770) 850-6500

               (iii) If to a SecureIT Shareholder, to such SecureIT Shareholder's address listed on the signature pages hereof or to such other address as the party in question may have furnished to the other party by written notice given in accordance with this Section 7.9.

          7.10  Construction of Agreement.  The language hereof will not be
                -------------------------
construed for or against either party. A reference to an article, section or exhibit will mean an article or section in, or an exhibit to, this Agreement, unless otherwise explicitly set forth. The titles and headings in this Agreement are for reference purposes only and will not in any manner limit the construction of this Agreement. For the purposes of such construction, this Agreement will be considered as a whole.

          7.11  No Joint Venture.  Nothing contained in this Agreement will be
                ----------------
deemed or construed as creating a joint venture or partnership between the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other, and the parties' status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

          7.12  Further Assurances.  Each party agrees to cooperate fully with
                ------------------
the other party and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by the other party to evidence and reflect the transactions provided for herein and to carry into effect the intent of this Agreement.

          7.13  Absence of Third Party Beneficiary Rights.  No provisions of
                -----------------------------------------
this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner or employee of any party hereto or any other person or entity, unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

          7.14  Public Announcement.  VeriSign and SecureIT will issue a press
                -------------------
release approved by both parties announcing the Merger as soon as practicable following the execution of this Agreement. VeriSign may issue such press releases, and make such other disclosures regarding the Merger, as it determines to be required or appropriate under applicable securities laws or NASD rules after reasonable consultation, where possible, with SecureIT. SecureIT will not make any other public announcement or disclosure of the transactions contemplated by this Agreement. SecureIT will take all reasonable precautions to prevent any trading in the securities of VeriSign by officers, directors, employees and agents of SecureIT, (a) having knowledge of any material information regarding VeriSign provided hereunder until the information in question has been publicly disclosed or (b) to the extent that such trading would adversely affect the treatment of the Merger as a "pooling of interests" for accounting purposes.

          7.15  Confidentiality.  Except as expressly authorized by VeriSign in
                ---------------
writing, SecureIT will not directly or indirectly divulge to any person or entity or use any VeriSign Confidential Information, except as required for the performance of its duties under this Agreement. Except as expressly authorized by SecureIT in writing, VeriSign will not directly or indirectly divulge to any person or entity or use any SecureIT Confidential Information, except as required for the performance of its duties under this Agreement. As used herein, "VeriSign Confidential Information" consists of (a) any information
         ---------------------------------
designated by VeriSign as confidential whether developed by VeriSign or disclosed to VeriSign by a third party, (b) the source code to any VeriSign software and any trade secrets relating to any of the foregoing, and

(c) any information relating to VeriSign's product plans, product designs, product costs, product prices, product names, finances, marketing plans, business opportunities, personnel, research development or know-how. As used herein, "SecureIT Confidential Information" consists of (x) any information
         ----------------------------------
designated by SecureIT as confidential whether developed by SecureIT or disclosed to SecureIT by a third party, (y) the source code to any SecureIT software, and any trade secrets related to any of the foregoing, and (z) any information relating to SecureIT product plans, product designs, product costs, product prices, product names, finances, marketing plan, business opportunities, personnel, research, development or know-how. "VeriSign Confidential Information" and "SecureIT Confidential Information" also include the terms and conditions of this Agreement, except as disclosed in accordance with Section
7.14 above. The foregoing restriction will apply to information about a party whether or not it was obtained from such party's employees, acquired or developed by the other party during such other party's performance under this Agreement, or otherwise learned. The foregoing restrictions will not apply to information that (i) has become publicly known through no wrongful act of the receiving party, (ii) has been rightfully received from a third party authorized by the party which is the owner, creator or compiler to make such disclosure without restriction, (iii) has been approved or released by written authorization of the party which is the owner, creator or compiler, or (iv) is being or has therefore been disclosed pursuant to a valid court order after a reasonable attempt has been made to notify the party which is the owner, creator or compiler.

          7.16  Entire Agreement.  This Agreement, the exhibits hereto and the
                ----------------
accompanying letter from VeriSign regarding SecureIT employees constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.

          7.17  Post-Closing Covenant.  VeriSign, SecureIT and each of the
                ---------------------
SecureIT Shareholders hereby agree to co-operate with each other in good faith following the Effective Date to agree the allocation of items of tax significance (such as income, deductions, and credits, etc.) between the short tax year of SecureIT ended at the Effective Time and the remaining tax year of SecureIT commencing immediately after the Effective Time. VeriSign shall prepare or cause to be prepared and file or cause to be filed all tax returns for SecureIT for the period ending on or prior to the Effective Date that are due to be filed after the Effective Date. VeriSign shall permit the SecureIT Shareholders to review and comment on each such tax return described in the preceding sentence prior to filing. The Secure IT Shareholders may request revisions to such tax returns, which revisions shall be made subject to VeriSign's consent, which consent shall not be unreasonably withheld. VeriSign, SecureIT and the SecureIT Shareholders hereby also agree to cooperate with each other in good faith following the Effective Date in connection with any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the providing of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. VeriSign, SecureIT and the SecureIT Shareholders agree: (i) to retain all books and records with respect to Tax matters pertinent to SecureIT relating to any taxable period beginning before the Effective Date until the expiration of the statute of limitations (and, to the extent notified by VeriSign, SecureIT or any SecureIT Shareholder, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other parties reasonable notice prior to transferring, destroying or discarding any such books and records and, if any other party so requests, VeriSign, SecureIT or any SecureIT Shareholder, as the case may be, shall allow the other party to take possession of such books and records. If, following the Effective Date, SecureIT becomes subject to an audit by the Internal Revenue Service or any state taxing agency or authority for tax years or periods prior to the Effective Time (including, but not limited to, any such short tax year resulting from the Merger), the SecureIT Shareholders will be responsible for such audit(s) and shall use all reasonable efforts to resolve all such audits in a manner consistent with the intentions of SecureIT and VeriSign as expressed in this Agreement.



         [THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

VERISIGN, INC.                    SECUREIT, INC.


By: /s/ Stratton Sclavos          By: /s/ Jagtar Chaudhry
   __________________________        _____________________________

Title: Chief Executive Officer    Title:  President
       _______________________           __________________________

VERISIGN MERGER CORP.


By: /s/ Stratton Sclavos
   __________________________

Title: Chief Executive Officer
       _______________________

                                  THE SHAREHOLDERS


                                  /s/ Jagtar Chaudhry
                                  __________________________________
                                  Jagtar S. Chaudhry


                                  /s/ P. Jyoti Chaudhry
                                  __________________________________
                                  P. Jyoti Chaudhry


                                  /s/ Jay W. Johnson
                                  __________________________________
                                  Jay W. Johnson

                                  /s/ George Valente Title: President
                                  __________________________________
                                  George and Lena Valente Foundation

                                /s/ Surjit Kaur
                                ________________________________________________
                                Surjit Kaur, Trustee for the Benefit of P. Jyoti Chaudhry and Simran Deep Chaudhry under Trust Agreement dated 1/17/97


                                /s/ Surjit Kaur
                                ________________________________________________
                                Surjit Kaur, Trustee for the Benefit of P. Jyoti Chaudhry and Yash Paul Chaudhry under Trust Agreement dated 1/17/97


                                /s/ Surjit Kaur
                                ________________________________________________
                                Surjit Kaur, Trustee for the Benefit of P. Jyoti Chaudhry and Samir Rishi Chaudhry under Trust Agreement dated 1/17/97


                                /s/ Surjit Kaur
                                ________________________________________________
                                Surjit Kaur, Trustee for the Benefit of Manpreet Bains under Trust Agreement dated 1/19/97

                                   EXHIBIT A

                             CERTIFICATE OF MERGER

                                   EXHIBIT B

                                ESCROW AGREEMENT

                                   EXHIBIT C

                         REGISTRATION RIGHTS AGREEMENT

                                   EXHIBIT D

                          SECUREIT AFFILIATE AGREEMENT

                                   EXHIBIT E

                          VERISIGN AFFILIATE AGREEMENT

                                   EXHIBIT F

                   EMPLOYMENT AND NON-COMPETITION AGREEMENTS

                                   EXHIBIT G

                           NON-COMPETITION AGREEMENT

                                  EXHIBIT 1.10

                    OFFICERS' TAX REPRESENTATION CERTIFICATE